RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:


Brobeck, Phleger & Harrison
One Market, Spear Street Tower
San Francisco, California  94105

Attention:  Kevin B. Fisher
===========================================================================

                  Space above this line for Recorder's Use



                    DEED OF TRUST, ASSIGNMENT OF RENTS,

          SECURITY AGREEMENT, GRANT OF EASEMENT AND FIXTURE FILING


                      DATED AS OF ____________________

                                    FROM

                        THE PACIFIC LUMBER COMPANY,
                                 AS TRUSTOR

                                     TO

                          EQUITABLE DEED COMPANY,
                                 AS TRUSTEE

                                IN FAVOR OF

                       BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION,
                               AS BENEFICIARY



===========================================================================


ORIGINAL COUNTERPARTS OF THIS INSTRUMENT ARE TO BE INDEXED IN THE OFFICE OF THE COUNTY RECORDER IN THE FOLLOWING COUNTIES AS BOTH A DEED OF TRUST AND A FIXTURE FILING: ____________________

                    DEED OF TRUST, ASSIGNMENT OF RENTS,
          SECURITY AGREEMENT, GRANT OF EASEMENT AND FIXTURE FILING

     This DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, GRANT OF EASEMENT AND FIXTURE FILING (this "Deed of Trust") is made as of _______________, by THE PACIFIC LUMBER COMPANY, a Delaware corporation, as trustor (the "Trustor"), to EQUITABLE DEED COMPANY, a California corporation, as trustee (the "Trustee"), for the benefit of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Beneficiary"). The Trustee is a subsidiary of the Beneficiary.


                                 ARTICLE I

                        GRANT IN TRUST; DEFINITIONS

     1.01 The Property. For the purpose of securing payment and performance of the Secured Obligations (defined in Section 2.01) Trustor hereby irrevocably and unconditionally grants, conveys, transfers, grants a security interest, and assigns to the Trustee, in trust for the benefit of the Beneficiary, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, all estate, right, title, and interest which Trustor now has or may later acquire in the following property (collectively, the "Property"):

          (a) The real property located in the Counties of ___________, State of California, as described in Exhibit A hereto (the "Land");

          (b) All buildings, structures, and improvements and fixtures of every kind and description and now or at any time hereafter located on the Land, including all incinerators, boilers, turbines, generators, pipes, pumps, pumping plants, engines, ditches, flumes, motors, tanks, fire prevention equipment, communications equipment, computer equipment, substations, pollution control equipment, control stations, ducts, machinery, fittings, appliances, and all gas, electric, and plumbing fixtures and equipment, and any additions to, substitutions for, changes in or replacements of the whole or any part thereof, now or at any time hereafter affixed to, attached to, or placed upon the Land or any portion thereof (collectively, the "Improvements");

          (c) All existing and future easements and rights of way affording access to the Land or otherwise appurtenant to the Land, and all other existing and future appurtenances, privileges, easements, franchises and tenements of the Land owned by the Trustor, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances and rights thereto which may be in, under, or produced from any part of the Land, all development rights and credits, air rights, and any land lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Land and Improvements;

          (d)  all Water Assets;

          (e)  all Timber Assets and Timber Harvesting Plans;

          (f) All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions (collectively, "Leases") relating to the use and enjoyment of all or any part of the Land or the Improvements, and any and all guaranties and other agreements relating to or made in connection with any of the foregoing;
          (g) All goods, materials, supplies, chattels, furniture, fixtures, equipment, machinery, appurtenances, other property, and interests of any kind or character now or later in any manner to be attached to, or placed in or on all or any part of the Land or Improvements, all of which shall be considered to the full extent of the law to be real property for purposes of this Deed of Trust;

          (h) All building materials, equipment, work in process, inventory or other personal property of any kind, stored on the Land which are acquired for the purpose of being delivered to, incorporated into or installed in or about the Land or Improvements;

          (i) All proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Land, Improvements, or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard, or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any breach of warranty, misrepresentation, damage or injury to, or defect in, the Land, Improvements, or the other property described above or any part of them, or breach of warranty in connection with the construction of any of the Improvements, including causes of action arising in tort, contract, fraud, or concealment of a material fact;

          (j)  The Books and Records; and

          (k) All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

     1.02 Security Agreement. The parties intend for this Deed of Trust to create a lien on the Property, and an absolute assignment of the Rents, all in favor of the Beneficiary. The parties acknowledge that some of the Property and some or all of the Rents may be determined under applicable law to be personal property or fixtures. To the extent that any Property or Rents may be or be determined to be personal property, Trustor, as debtor, hereby grants the Beneficiary, as secured party, a security interest in all such Property and Rents, to secure payment and performance of the Secured Obligations. This Deed of Trust constitutes a security agreement under the UCC, covering all such Property and Rents.

     1.03 Financing Statements. Trustor shall execute one or more financing statements and such other documents as the Beneficiary may from time to time reasonably require to perfect or continue the perfection of the Beneficiary's security interest in any Property or Rents. As provided in Section 4.08, Trustor shall pay all fees and costs that the Beneficiary may incur in filing such documents in public offices and in obtaining such record searches as the Beneficiary may reasonably require. Trustor hereby appoints the Beneficiary as its true and lawful attorney-in-fact to execute any such documents on its behalf, in case Trustor fails to execute any financing statements or other documents for the perfection or continuation of any security interest. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Deed of Trust or the rights or obligations of the parties under it.

     1.04 Fixture Filing. This Deed of Trust covers Timber Assets (including timber standing on and to be cut on the Land), Water Assets and minerals (including oil and gas) on, under, or upon the Land, and certain goods which are a part of the Property and which are or are to become fixtures related to the Land or the Improvements located thereon, and constitutes a financing statement under the UCC with respect to such Timber Assets, Water Assets and minerals, and with respect to such goods, constitutes a financing statement filed as a fixture filing under Section 9402(6) of the UCC, in each case executed by Trustor, as debtor, in favor of the Beneficiary, as secured party.

     1.05 Defined Terms. In addition to the terms defined elsewhere in this Deed of Trust, the following terms have the following meanings:

          "Accelerating Transfer" means any sale, contract to sell, conveyance, encumbrance, assignment, lease, or other transfer, whether voluntary, involuntary, by operation of law, or otherwise, or by one or more transactions, of all or any material part of the Property or any material interest in it, including any transfer or exercise of any right to harvest the Timber Assets or to drill for or to extract any water or Water Assets (other than an exercise, drilling, or extraction for Trustor's own use), oil, gas, or other hydrocarbon substances or any mineral of any kind on or under the surface of the Property, except for such sales, contracts to sell, conveyances, encumbrances, assignments, leases and other transfers expressly permitted by the Credit Agreement or the other Loan Documents.

          "Attorney Costs" has the meaning given to such term in the Credit Agreement.

          "Books and Records" means all of the books, documents, records, written materials, and other information in any form maintained now or hereafter by or for Trustor in connection with the ownership, maintenance, or operation of the Property.

          "Borrowing Base" has the meaning given to such term in the Credit Agreement.

          "Cash Equivalents" has the meaning given to such term in the Credit Agreement.

          "Claims" has the meaning specified in Section 4.03.

          "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of _______________, between the Trustor and the Beneficiary, as amended, modified, extended or renewed in writing from time to time.

          "Deeds of Trust" means this Deed of Trust and the other Deeds of Trust executed and delivered pursuant to the Credit Agreement.

          "Environmental Laws" has the meaning given to such term in the Credit Agreement.

          "Event of Default" has the meaning specified in Section 5.01.

          "Governmental Authority" has the meaning given to such term in the Credit Agreement.

          "Hazardous Materials" has the meaning given to such term in the Credit Agreement.
          "Improvements" has the meaning specified in Section 1.01(b).

          "Indebtedness" has the meaning given to such term in the Credit Agreement.

          "Inventory" has the meaning given to such term in the Credit
Agreement.

          "Land" has the meaning specified in subsection 1.01(a).

          "License" has the meaning specified in Section 3.02.

          "Leases" has the meaning specified in subsection 1.01(f).

          "Lien" has the meaning given to such term in the Credit
Agreement.

          "Loan" has the meaning given to such term in the Credit
Agreement.

          "Loan Documents" has the meaning given to such term in the Credit Agreement.

          "Permitted Encumbrances" means:

               (a) The Reciprocal Rights Agreement among Trustor, Scotia Pacific Holding Company, and Salmon Creek Corporation;

               (b) Discrepancies, conflicts in boundary lines, shortages in area, encroachments or any other facts which a correct survey would disclose, none of which, singly or in the aggregate, materially adversely affects the operation or value of the Property or materially adversely impairs cutting, harvesting, or severing of Timber Assets from the Property;

               (c) Liens for taxes not yet delinquent or that are being diligently contested by the Trustor in good faith by appropriate proceedings and against which adequate reserves are being maintained by Trustor in accordance with generally accepted accounting principles, provided that the enforcement or foreclosure of any such lien shall have been stayed pending resolution of such proceedings;

               (d) Operators' liens or mechanics' or materialmens' liens arising in the ordinary course of business and incidental to the incurrence of reasonable expenses permitted by this Deed of Trust with respect to the Property for amounts not yet due and payable or that are being diligently contested by Trustor in good faith and against which adequate reserves are being maintained by Trustor in accordance with generally accepted accounting principles, provided that the enforcement or foreclosure of any such lien shall have been stayed pending the resolution of such proceedings and such lien is fully subordinate to and subject in right of prior payment to the Secured Obligations;

               (e) Easements, rights-of-way, servitudes, restrictive covenants, permits, licenses, use agreements, surface leases, subsurface leases, or other similar encumbrances on, over or in respect of the Property, none of which, singly or in the aggregate, materially adversely affects the operation or value of the Property or materially adversely impairs the cutting, harvesting, or severing of Timber Assets from the Property;
               (f) Such sales contracts and other similar agreements as are customarily found in connection with operating properties comparable to the Property, none of which, singly or in the aggregate, materially adversely affects the operation or value of the Property or materially adversely impairs cutting, harvesting, or severing Timber Assets from the Property;

               (g) Any lease, contract, or other agreement or encumbrance granted or created by the Trustor after the date of this Deed of Trust that is specifically permitted and authorized by this Deed of Trust; and

               (h) The exceptions enumerated in the standard coverage form policy of title insurance.

          "Permitted Liens" has the meaning given to such term in the Credit Agreement.

          "Person" has the meaning given to such term in the Credit
Agreement.

          "Property" has the meaning specified in Section 1.01.

          "Receivables" has the meaning given to such term in the Credit Agreement.

          "Rents" has the meaning specified in Section 3.01.

          "Requirement of Law" has the meaning given to such term in the Credit Agreement.

          "Secured Obligations" has the meaning specified in Section 2.01.

          "Subsidiaries" has the meaning given to such term in the Credit Agreement.

          "Term Loans" has the meaning given to such term in the Credit
Agreement.

          "Timber Assets" means (a) any and all timber, crops and other farm products and forest products in which Trustor has any interest, now owned or existing or hereafter acquired or arising, located on the Land,
(b) all products and natural increase thereof and all replacements and additions thereto, located on the Land, and (c) any and all of the foregoing property covered by clauses (a) and (b) of this definition now or hereafter located, growing, to be grown, standing, lying, cut or to be cut, but not yet removed from, the Land.

          "Timber Harvesting Plan" means any timber harvesting plan (as such term is described in California Public Resources Code Section 4582) applicable to or required to be filed in connection with the Land or any of the Timber Assets.

          "Trustee's Sale" has the meaning specified in subsection
5.02(f)(ii).

          "UCC" has the meaning specified in Section 1.06.

          "Water Assets" means:

               (a) All water, water inventory, substances convertible into water, water rights and entitlements, and other rights to water of every kind or nature whatsoever, whether riparian, appropriative, prescriptive or otherwise, whether appurtenant to, running or associated with or otherwise in any way related to the Land;

               (b) All of Trustor's storage and treatment rights for any water covered by clause (a) of this definition, and all rights to transport, allocate or otherwise deliver such water together with all Improvements, rights of way, easements, and licenses used in any such water storage or delivery system; and any water bank deposit credits, deposit accounts or other rights arising on account of the storage or nonuse of any water covered by clause (a) of this definition;

               (c) All of Trustor's licenses, permits, approvals, contracts, rights and interests to acquire or appropriate any water covered by clause (a) of this definition, and credits relating thereto;

               (d) All of Trustor's rights, claims, causes of action, judgments, and other judicial or administrative relief relating in any way to any water covered by clause (a) of this definition;

               (e) All stock, securities and other interest or rights in any water company, water district, or other similar Person and all rights relating thereto relating to any water covered by clause (a) of this definition;

               (f) All of Trustor's guaranties, warranties, contracts, indemnity agreements and insurance policies regarding or relating to any asset covered by clauses (a) through (e) of this definition and all other interests in real and personal property, including any securities, inventory, general intangibles, equipment, fixtures, confidential or proprietary analyses, studies or other information or rights, in each case related in any way to any asset covered by clauses (a) through (e) of this definition; and

               (g) All of Trustor's rents, issues, profits, proceeds and other accounts, instruments, chattel paper, contract rights, general intangibles, deposit accounts, and other rights to payment arising from or on account of any use, nonuse, sale, lease, transfer or other disposition of any asset covered by clauses (a) through (f) of this definition, together with all receipts, bills of sale, bills of lading, and other documents relating thereto.

     1.06 Uniform Commercial Code. Unless otherwise defined herein, all terms defined in Division 9 of the Uniform Commercial Code of the State of California (the "UCC") are used herein as therein defined; provided, however, that in the event, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of the security interest granted to the Trustee and/or the Beneficiary is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, or priority and for purposes of definitions related to such provision.

     1.07  Other Definitional Provisions.

          (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Deed of Trust shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

          (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust; and section, schedule and exhibit references are to this Deed of Trust unless otherwise specified.

          (c)  Certain Common Terms.

               (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

          (d) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.

          (e) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation.

          (f) Captions. The captions and headings of this Deed of Trust are for convenience of reference only and shall not affect the construction of this Deed of Trust.

          (g) Independence of Provisions. The parties acknowledge that this Deed of Trust and other Loan Documents may use several different limitations, tests, or measurements to regulate the same or similar matters and that such limitations, tests and measurements are cumulative and must each be performed.

                                 ARTICLE II

                          THE SECURED OBLIGATIONS

     2.01 Obligations Secured. Trustor makes the grant, conveyance, transfer and assignment set forth in Article I for the purpose of securing the following obligations (collectively, the "Secured Obligations") in any order of priority that the Beneficiary may choose:

          (a)  (i)    Prior to release by the Beneficiary of its security
interest in Inventory and Receivables, payment of principal and interest on the Term Loans and payment and performance of all obligations of the Trustor under Specified Swap Contracts which state they are secured by this Deed of Trust or by the Deeds of Trust;

               (ii) If the Beneficiary releases its security interest in Inventory and Receivables, payment of all sums and performance of all obligations of the Trustor under the Loan Documents (other than (A) Specified Swap Contracts which do not state they are secured by Deeds of Trust or as to which there is no written agreement(s) between the Trustor and the Beneficiary stating that such Specified Swap Contracts is or are secured by the Deeds of Trust and (B) obligations of the Trustor under the Loan Documents if the Loan Documents (or some other writing signed by the Beneficiary and the Trustor) state that such obligations are not secured by this Deed of Trust); and

          (b) Payment and performance of all obligations of Trustor under this Deed of Trust (including all claims which the Beneficiary or the Trustee may have against Trustor under this Deed of Trust), whether or not for the payment of money, whether direct or indirect, whether absolute or contingent, whether due or to become due, and whether now existing or hereafter arising;

          (c) Payment and performance of all future advances and other obligations that Trustor (or any successor in interest to Trustor) may agree to pay or perform (whether as principal, surety, or guarantor) to or for the benefit of the Beneficiary, when a writing signed by Trustor (or any successor in interest to Trustor) and the Beneficiary evidences said parties' agreement that such advance or obligation be secured by this Deed of Trust; and

          (d) Payment and performance of all modifications, amendments, extensions and renewals, however evidenced, of all of the obligations set forth above, except to the extent that Trustor and Beneficiary agree that this Deed of Trust shall no longer serve as security therefor.

     2.02  Certain Obligations Not Secured by This Deed of Trust.
Notwithstanding any other provision of this Deed of Trust, this Deed of Trust does not secure any obligation which expressly states that it is not secured by this Deed of Trust or is unsecured by any real property security, whether such obligation is contained in the Credit Agreement, any of the other Loan Documents, or in any other document, agreement, or instrument.

     2.03 Terms of Secured Obligations. All Persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Credit Agreement and the other Loan Documents and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. The Credit Agreement and the other Loan Documents, among other things, provide for (a) a non-revolving line of credit to the Trustor and (b) a revolving line of credit to the Trustor pursuant to which the Trustor may borrow, repay extensions of credit, and re-borrow amounts which have been repaid. The unpaid balances of the non-revolving line of credit and the revolving line of credit may at certain times be zero. A zero balance does not, of itself, affect the Beneficiary's commitment to extend credit to the Trustor under the Credit Agreement. The Beneficiary's interest under this Deed of Trust will remain in full force and effect notwithstanding a zero balance under either or both of the non-revolving line of credit and the revolving line of credit. The Credit Agreement and the other Loan Documents also provide for an interest rate, on one or more of the obligations arising under the Credit Agreement and the other Loan Documents which may vary from time to time.

                                ARTICLE III

                   ASSIGNMENT OF RENTS; GRANT OF EASEMENT

     3.01 Assignment. Trustor hereby irrevocably, absolutely, presently, and unconditionally assigns to the Beneficiary, all rents, royalties, issues, profits, revenue, income, and proceeds of the Property, whether now due, past due or to become due, including all prepaid rents and security deposits (collectively, the "Rents"), and confers upon the Beneficiary the right to collect such Rents with or without taking possession of the Property. In the event that any Person establishes and exercises any right to develop, bore for, or mine for any water, Water Assets, gas, oil, or mineral on or under the surface of the Property, or harvest any Timber Assets, any sums that may become due and payable to Trustor as bonus or royalty payments or as severance or cutting payments, and any damages or other compensation payable to Trustor in connection with the exercise of any such rights, shall also be considered Rents assigned under this Section
3.01. The assignment of this Section 3.01 is an absolute assignment, not an assignment for security only.

     3.02 Grant of License. Notwithstanding the provisions of Section 3.01, the Beneficiary hereby confers upon Trustor a license (the "License") to collect and retain the Rents as they become due and payable, so long as no Event of Default shall exist. If an Event of Default exists, the Beneficiary shall have the right, which it may choose to exercise in its sole discretion, to terminate the License and without regard to the adequacy of the security for the Secured Obligations.

     3.03  Beneficiary Not Responsible.

          (a) Under no circumstances shall the Beneficiary have any duty to produce Rents from the Property. Whether or not the Beneficiary, in person or by agent, takes actual possession of the Land and Improvements, the Beneficiary is not and shall not be deemed to be:

               (i)  A "mortgagee in possession" for any purpose;

               (ii) Responsible for performing any of the obligations of any lessor of any lease;

               (iii) Responsible for any waste committed by lessees or any other Persons, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair, or control of the Property; or

               (iv) Liable in any manner for the Property or the use, occupancy, enjoyment, or operation of all or any portion of the Property.

          (b) If Beneficiary takes actual possession of the Land and Improvements, the Beneficiary shall be liable for the management, upkeep, repair, and control of the Property during the period of its actual possession. Possession of the Land and Improvements by a receiver shall not be deemed actual possession by the Beneficiary, for purposes of this subsection.

     3.04 Grant of Easement. Trustor hereby grants, conveys and transfers to the Trustee, in trust for the benefit of the Beneficiary, a nonexclusive easement for access to and from the Land:

          (a) In, on, and over any and all roads that commence or traverse any real property owned (now or in the future) by Trustor, which lead to or provide access to the Land or any lot, parcel or portion of the Land to which the Beneficiary does not otherwise have reasonable access; and

          (b) In, on, and over any lot, parcel or portion of the Land which in the future is released from the lien of this Deed of Trust, which leads to or provides access to any lot, parcel or portion of the Land which continues to be encumbered by this Deed of Trust and to which the Beneficiary does not otherwise have reasonable access.


                                 ARTICLE IV

                      RIGHTS AND DUTIES OF THE PARTIES

     4.01 Representations and Warranties. Trustor represents and warrants that:

               Trustor lawfully possesses and holds fee simple title to all of the Property subject to no Liens or other exceptions except for Permitted Encumbrances and such Liens and other exceptions acceptable to the Beneficiary; and

          (a) This Deed of Trust constitutes the legal, valid and binding obligation of Trustor, enforceable against Trustor in accordance with its terms.

     4.02 Taxes, Assessments and Liens. Trustor shall pay and discharge as the same shall become due and payable, all tax liabilities, levies, charges and assessments, including assessments on appurtenant water stock, imposed by any public or quasi-public authority or utility company, and other lawful claims, which are (or if not paid, may become) a Lien on all or part of the Property or any interest in it (other than a Permitted
Lien), or which may cause any decrease in the value of the Property or any part of it, except as otherwise provided in the Credit Agreement. Except for Permitted Encumbrances and Permitted Liens, Trustor shall immediately discharge any Lien on the Property which the Beneficiary has not consented to in writing, and shall also pay or discharge when due each obligation secured by or reducible to a Lien which now or hereafter encumbers or appears to encumber all or part of the Property, where the Lien is or would be senior or subordinate to this Deed of Trust.

     4.03  Damages and Insurance and Condemnation Proceeds.

          (a) Trustor hereby absolutely and irrevocably assigns to the Beneficiary, and authorizes the payor to pay to the Beneficiary, the following claims, causes of action, awards, payments and rights to payment (collectively, the "Claims"):

               (i) all awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation, or taking (collectively, a "Taking") for public use or private use akin to condemnation for public use which affects all or part of the Property or any interest in it;

               (ii) all other awards, claims and causes of action, arising out of any breach of warranty or misrepresentation affecting all or any part of the Property, or for damage or injury to, or defect in, or decrease in value of all or part of the Property or any interest in it;

               (iii) all proceeds of any insurance policies payable because of loss sustained to all or part of the Property; and

               (iv)  all interest which may accrue on any of the foregoing;

provided, however, that:
               (A)  if an Event of Default has not occurred and the sum of:

     (x)  the aggregate principal amount of the then outstanding Loans;
plus
     (y)  the Outstanding Letters of Credit; plus
     (z)  the Letter of Credit Obligations;

is more than the amount computed pursuant to clause (a) of the definition of the Borrowing Base (excluding, in the computation of the Borrowing Base for purposes of this clause, the Property involved in the Claims) (such amount computed pursuant to clause (a) of the definition of Borrowing Base is referred to as the "Required Amount"); then the Beneficiary shall be paid (and apply to prepayment of the Loans, with any balance to be held as cash collateral for the Secured Obligations) such portion of such payments on the Claims as may be required so that the sum of (x), (y), and (z) of this subclause (A) shall equal the Required Amount.

               (B) if an Event of Default has occurred, then all payments to be made on the Claims shall be made to the Beneficiary.

          (b) Trustor shall immediately notify the Beneficiary in writing if:

               (i) any material damage occurs or any material injury or loss is sustained to all or part of the Property, or any action or proceeding relating to any such damage, injury, or loss is commenced;
or

               (ii) any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or any material part of the Property.

If the Beneficiary chooses to do so, it may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on breach of warranty or misrepresentation, or for damage or injury to, defect in, or decrease in value of all or part of the Property, and it may make any compromise or settlement of the action or proceeding with respect to its interest in the Property. The Beneficiary, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Property, and may join Trustor in adjusting any loss covered by insurance.

          (c) TRUSTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS OF A PROPERTY OWNER UNDER THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1265.225(a), OR ANY SUCCESSOR STATUTE, PROVIDING FOR THE ALLOCATION OF CONDEMNATION PROCEEDS BETWEEN A PROPERTY OWNER AND A LIENHOLDER. All proceeds of the Claims assigned to the Beneficiary under this Section 4.03 shall be paid to the Beneficiary. In each instance, the Beneficiary shall apply those proceeds first toward reimbursement of all of the Beneficiary's costs and expenses of recovering the proceeds, including Attorney Costs incurred by the Beneficiary and otherwise as provided in this Deed of Trust and in the Credit Agreement and any of the other Loan Documents. Trustor further irrevocably authorizes the Beneficiary, at option and in its sole discretion, and regardless of whether there is any impairment of the Property, (i) to apply the balance of such proceeds, or any portion of them, to pay or prepay some or all of the Secured Obligations in such order or proportion as the Beneficiary may determine (provided that if no Event of Default exists, only to the extent then required by the provisions of this Deed of Trust and the Credit Agreement or any of the other Loan Documents), or (ii) to hold the balance of such proceeds, or any portion of them, in a non-interest-bearing account to be used for the cost of reconstruction, repair, alteration, or re-planting of the Property, or (iii) to release the balance of such proceeds, or any portion of them, to Trustor. If any proceeds are released to Trustor, neither the Beneficiary nor the Trustee shall be obligated to see to, approve, or supervise the proper application of such proceeds. If the proceeds are held by the Beneficiary to be used to reimburse Trustor for the costs of restoration, repair, and re-planting of the Property, the Property shall be restored to the equivalent of its original condition (if re-planting is involved, the Property shall be restored to the equivalent of its original condition giving due consideration for the lapse of time involved for growth of the re-planting), or such other condition as the Beneficiary may approve in writing. The Beneficiary may, at the Beneficiary's option, condition disbursement of the proceeds on the Beneficiary's approval of such plans and specifications prepared by an architect satisfactory to the Beneficiary, contractor's cost estimates, architect's certificates, waivers of Liens, sworn statements of mechanics and materialmen, and such other evidence of costs, percentage of completion of construction, application of payments, and satisfaction of Liens as the Beneficiary, may reasonably require.

     4.04  Insurance.

          (a) Losses under all policies insuring the Property shall be payable to the Beneficiary pursuant to a standard mortgagee endorsement satisfactory to the Beneficiary. Trustor shall deliver to the Beneficiary certificates for all policies of insurance acquired by Trustor to insure against any loss or damage to the Property. Trustor shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with any insurance required by this Deed of Trust unless the Beneficiary is named as an additional insured with loss payable as provided above in this Section 4.04(b). Trustor shall immediately notify the Beneficiary whenever any such separate insurance is obtained and shall deliver to the Beneficiary the policies or certificates evidencing the same.

          (b) Within five days after the expiration of each policy of insurance insuring the Property, Trustor shall furnish the Beneficiary with evidence satisfactory to the Beneficiary of the payment of premiums and the reissuance of a policy continuing such insurance in force. All such policies shall contain a provision that such policies may not be cancelled or amended (including any reduction of the scope or limits of coverage) without at least 30 days' prior written notice to the Beneficiary. Upon the Beneficiary's request, Trustor shall cause all bills, statements, or other documents relating to the foregoing insurance to be sent or mailed directly to the Beneficiary.

     4.05 Maintenance and Preservation of Property.

          (a) Except as otherwise required by law, Trustor shall, consistent with its current practices, keep the Property in good condition and repair and shall not, consistent with its current practices, commit or allow waste of the Property. Trustor shall not remove or demolish the Property or any part of it, or alter, restore, or add to the Property in any material respect, or initiate or allow any material change in any zoning or other land use classification which affects the Property or any part of it, other than changes to a timber production zone zoning classification for those portions of the Property currently not classified as a timber production zone, except with the Beneficiary's express prior written consent in each instance.
          (b) Except as otherwise required by law, if all or part of the Timber Assets becomes damaged or destroyed, Trustor shall promptly and completely repair, restore, and re-plant the Timber Assets in accordance with its current practices.

          (c) Trustor shall not commit or knowingly allow any act upon or use of the Property which would violate in any material respect (materiality to be decided by reference to its effect upon the property encumbered at such time by the deeds of trust securing payment of principal and interest of the Term Loans) (i) any Requirement of Law, including all Environmental Laws, whether now existing or later to be enacted and whether foreseen or unforeseen, or (ii) any public or private covenant, condition, restriction, or equitable servitude, relating to or affecting the Property.

          (d) Except as otherwise required by law, the Trustor shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Timber Assets.

          (e) Trustor (or one of its Subsidiaries) shall have in its employ or on retainer a Registered Professional Forester who holds a valid license pursuant to the California Resources Code overseeing the Timber Assets and timber harvesting on the Property.

          (f) Except as otherwise required by law, the Trustor shall perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value.

          (g) Neither Trustor nor any successor in interest to Trustor in the Property shall drill or extract or enter into any lease for the drilling or extraction of oil, gas, or other hydrocarbon substances or any mineral of any kind or character from the Property or from any part thereof, and agrees that no one shall establish and exercise any right to develop, bore for or mine for any water, gas, oil or mineral on or under the surface of the Property; provided, however, that this paragraph shall not prohibit the exercise of rights, existing as of the date hereof and disclosed on the title reports provided to Beneficiary, to develop, bore or mine for any water, gas, oil or mineral on or under the surface of the Property; and provided, further, that this paragraph shall not prohibit the Trustor from extracting water, gravel, rocks, and sand from the Property for either the Trustor's own use or sale to third persons.

     4.06 Releases, Extensions, Modifications, and Additional Security. Without affecting the personal liability of any Person, including Trustor, for the payment of the Secured Obligations or the lien of this Deed of Trust on the remainder of the Property for the unpaid amount of the Secured Obligations, the Beneficiary and the Trustee are respectively empowered as follows:

          (a)  The Beneficiary may from time to time and without notice:

               (i) release any Person liable for payment of any Secured Obligation;

               (ii) extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

               (iii) accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements, or any other agreements, documents, or instruments of security; or
               (iv) alter, substitute, or release any property securing the Secured Obligations.

          (b) The Trustee may perform any of the following acts when requested to do so by the Beneficiary in writing:

               (i) consent to the making of any plat or map of the Property or any part of it;

               (ii) join in granting any easement or creating any restriction affecting the Property;

               (iii) join in any subordination or other agreement affecting this Deed of Trust or the lien of it; or

               (iv) reconvey the Property or any part of it without any warranty.

Beneficiary shall send Trustor a copy of each such written request (except where the request to the Trustee is in response to a request by the Trustor).

     4.07 Reconveyance. When all of the Secured Obligations have been paid and satisfied in full and no further commitment of the Beneficiary to extend credit continues under the Credit Agreement or any other Loan Document, upon written request of the Beneficiary, the Trustee shall reconvey the Property, or so much of it as is then held under this Deed of Trust, without warranty to the Person or Persons legally entitled to it.
In the reconveyance, the grantee may be described as "the person or persons legally entitled thereto," and the recitals of any matters or facts shall be conclusive proof of their truthfulness. Neither the Beneficiary nor the Trustee shall have any duty to determine the rights of Persons claiming to be rightful grantees of any reconveyance.

     4.08  Compensation and Reimbursement of Costs and Expenses.

          (a) Trustor agrees to pay reasonable fees as may be charged by the Beneficiary and the Trustee for any services that the Beneficiary or the Trustee may render in connection with this Deed of Trust, including the Beneficiary's providing a statement of the Secured Obligations or the Trustee's rendering of services in connection with a reconveyance. Trustor shall also pay or reimburse all of the Beneficiary's and the Trustee's costs and expenses which may be incurred in rendering any such services.

          (b) Trustor further agrees to pay or reimburse the Beneficiary for all costs, expenses, and other advances which may be incurred or made by the Beneficiary or the Trustee to protect or preserve the Property or to enforce any terms of this Deed of Trust, including the exercise of any rights or remedies afforded to the Beneficiary or the Trustee or both of them under Section 5.02, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Deed of Trust, including Attorney Costs, costs of any sale of the Property, and any cost of evidence of title.

          (c)  Trustor shall pay all obligations arising under this Section
4.08 within 20 Business Days after billing by the Trustee or the Beneficiary. Each such obligation shall be added to, and considered to be part of, the principal of the Secured Obligations, and shall bear interest from the date the obligation arises until paid at the rates set forth in the Credit Agreement).
     4.09  Exculpation.

          (a) Neither the Beneficiary nor the Trustee shall be directly or indirectly liable to Trustor or any other Person as a consequence of any of the following:

               (i) the Beneficiary's exercise of or failure to exercise any rights, remedies, or powers granted to it in this Deed of Trust;

               (ii) the Beneficiary's failure or refusal to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or

               (iii) any loss sustained by Trustor or any third party resulting from any act or omission of the Beneficiary in operating or managing the Property upon exercise of the rights or remedies afforded the Beneficiary under Section 5.02, unless the loss is caused by the gross negligence, wilful misconduct, or bad faith of the Beneficiary.

Trustor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon the Beneficiary or the Trustee.

          (b)  Trustor shall pay all obligations arising under this Section
4.09 within 20 Business Days after billing by the Trustee or the Beneficiary. Each such obligation shall be added to, and considered to be part of, the principal of the Secured Obligations, and shall bear interest from the date the obligation arises until paid at the rates set forth in the Credit Agreement.

     4.10 Defense and Notice of Claims and Actions. At Trustor's sole expense, Trustor shall protect, preserve, and defend the Property and title to and right of possession of the Property, and the security of this Deed of Trust and the rights and powers of the Beneficiary and the Trustee created under it, against all material adverse claims. Trustor shall give the Beneficiary and the Trustee prompt notice in writing if any material claim is asserted which does or could affect any of the matters referred to in the immediately preceding sentence, or if any action or proceeding is commenced which alleges or relates to any such claim.

     4.11 Substitution of Trustee. From time to time, the Beneficiary may substitute a successor to any Trustee named in or acting under this Deed of Trust in any manner now or later to be provided at law, or by a written instrument executed and acknowledged by the Beneficiary and recorded in the office of the recorder of any county where any of the Property is situated. Any such instrument shall be conclusive proof of the proper substitution of the successor Trustee, who shall automatically upon recordation of the instrument succeed to all estate, title, rights, powers, and duties of the predecessor Trustee, without conveyance from it.

     4.12 Site Visits, Observation, and Testing. The Beneficiary shall have the right at any reasonable time to enter and visit the Property for the purposes of performing appraisals, observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. Neither the Beneficiary nor the Trustee shall have any duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation, or testing by the Beneficiary shall impose any liability on the Beneficiary or the Trustee except in the event of gross negligence, wilful misconduct, or bad faith of either of such Persons. In no event shall any site visit, observation, or testing by the Beneficiary be a representation that Hazardous Materials are or are not present in, on, or under the Property, or that there has been or shall be compliance with any Requirement of Law pertaining to Hazardous Materials or otherwise. Neither Trustor nor any other party is entitled to rely on any site visit, observation, or testing by the Beneficiary. The Beneficiary does not owe any duty of care to protect Trustor or any other party against, or to inform Trustor or any other party of, any Hazardous Materials, violations or noncompliance with any Environmental Laws or other Requirements of Law or any other adverse condition affecting the Property. Except during the existence of an Event of Default, the Beneficiary shall give Trustor reasonable notice before entering the Property. Except during the existence of an Event of Default, the Beneficiary shall make reasonable efforts to avoid interfering with Trustor's use of the Property in exercising any rights provided in this Section. The Beneficiary shall not be deemed to be a "mortgagee in possession" as a result of any entry onto the Property or any other action taken by the Beneficiary pursuant to this
Section 4.12.

Although the Beneficiary has no duty to do so, Beneficiary may send to Trustor copies of its reports of site visits, observations, and testing. Trustor agrees that no such furnishing of copies shall impose any liability on the Beneficiary or a course of conduct that Beneficiary is obligated to send any such reports.

     4.13 Accelerating Transfers. Trustor agrees that Trustor shall not make or suffer to be made any Accelerating Transfer, unless such transfer is preceded by the Beneficiary's express written consent (except as may be otherwise provided in the Credit Agreement) to the particular transaction and transferee. The Beneficiary may withhold such consent (except as otherwise provided in the Credit Agreement) in its sole discretion.


                                 ARTICLE V

                            DEFAULT AND REMEDIES

     5.01 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default ("Event of Default") under this Deed of Trust:

          (a) Any Event of Default (as such term is defined in the Credit Agreement) occurs under the Credit Agreement; or

          (b) Any material portion of the Land or the Improvements suffers an uninsured casualty materially adverse to the Property, the Trustor, the Beneficiary, or the Trustee; or

          (c) A breach or other default occurs with respect to any other deed of trust or mortgage or other security interest encumbering any portion of the Land; or

          (d) Any law is enacted (A) which imposes upon the Beneficiary the payment of the whole or any part of the taxes, assessments, charges, or Liens herein required to be paid by Trustor, or (B) which changes in any way the laws relating to the taxation of deeds of trust or debts secured by deeds of trust or the Beneficiary's interest in the Land or the Improvements or the manner of collection of taxes so as to affect this Deed of Trust or any other Secured Obligation or the holder thereof, or
(C) which imposes a tax, other than a Federal or state income tax, on or payable by the Trustee or the Beneficiary by reason of such Person's ownership of the Secured Obligations and, in such event, Trustor, after demand by the Beneficiary, does not pay such taxes or assessments or reimburse the Beneficiary therefor or, in the opinion of counsel for the Beneficiary, it might be unlawful to require Trustor to make such payment or the making of such payment might result in the imposition of interest costs beyond the maximum amount permitted by applicable law and Trustor and Beneficiary are unable, after a reasonable time after notice of any of the foregoing in this subsection, to amend the Credit Agreement so as to place the Beneficiary in a reasonably equivalent economic position.

     5.02 Remedies. At any time after the occurrence of an Event of Default, the Beneficiary and the Trustee shall be entitled to invoke any and all of the rights and remedies described below, any other rights and remedies under the Credit Agreement and other Loan Documents, and any other rights and remedies authorized by law. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

          (a) Receiver. The Beneficiary may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property.

          (b) Entry. The Beneficiary may in person, by agent, or by court-appointed receiver, enter, take possession of, manage, and operate all or any part of the Property, and in its own name or in the name of Trustor sue for or otherwise collect any and all Rents, including those that are past due, and may also do any and all other things in connection with those actions that the Beneficiary may in its reasonable discretion consider necessary and appropriate to protect or enhance the security of this Deed of Trust. Such other things may include: taking and possessing all of Trustor's or the then owner's Books and Records; entering into, enforcing, modifying, or cancelling leases on such terms and conditions as the Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Trustor; completing any unfinished construction; contracting for and making repairs and alterations; performing such acts of cultivation or irrigation as necessary to conserve the value of the Property; and preparing for harvest, harvesting, and selling any crops or Timber Assets that may be growing on the Property. The collection of Rents and the application thereof shall not cure or waive any Event of Default or notice thereof or invalidate any act done in response thereto or pursuant to such notice. Trustor hereby irrevocably constitutes and appoints the Beneficiary as its attorney-in-fact to perform such acts and execute such documents as the Beneficiary in its reasonable discretion may consider to be appropriate in connection with taking these measures, including endorsement of Trustor's name on any instruments. Notwithstanding any provision of this Deed of Trust or the Credit Agreement or any other Loan Document, the Beneficiary shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Trustor to the Beneficiary, unless the Beneficiary has given express written notice of the Beneficiary's election of that remedy in accordance with Section 9505 of the UCC (or the corresponding section of any applicable UCC). Trustor agrees to deliver to the Beneficiary all Books and Records, including Timber Harvesting Plans, as may reasonably be requested by the Beneficiary in order to enable the Beneficiary to exercise its rights under this Section. Trustor's obligations to deliver all Books and Records and Timber Harvesting Plans shall be complied with by the Trustor's delivery to the Beneficiary, at the place specified by the Beneficiary, a complete set of the Books and Records and Timber Harvesting Plans (which may be in the form of copies thereof) certified by a responsible officer of the Beneficiary as a complete set of the Books and Records and Timber Harvesting Plans.

          (c) Cure; Protection of Security. Either the Beneficiary or the Trustee may cure any breach or default of Trustor, and if it chooses to do so in connection with any such cure, the Beneficiary or the Trustee may also enter the Property or do any and all other things which it may, in the sole discretion of the Trustee or the Beneficiary, consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include: appearing in or defending any action or proceeding which purports to affect the security of, or the rights or powers of the Beneficiary or the Trustee under, this Deed of Trust; paying, purchasing, contesting, or compromising any Lien or claim of Lien which in the Beneficiary's or the Trustee's reasonable judgment is or may be senior in priority to this Deed of Trust, such judgment of the Beneficiary or the Trustee to be conclusive as among the parties to this Deed of Trust; obtaining insurance or paying any premiums or charges for insurance required to be carried under this Deed of Trust or the Credit Agreement; otherwise caring for and protecting any and all of the Property; or employing counsel, accountants, contractors, and other appropriate Persons to assist the Beneficiary or the Trustee. The Beneficiary and the Trustee may take any of the actions permitted under this Section 5.02(c) either with or without giving notice to any Person.

          (d) Uniform Commercial Code Remedies. The Beneficiary may exercise any and all of the remedies granted to a secured party under the UCC.

          (e) Judicial Action. The Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to obtain specific enforcement of any of the covenants or agreements of this Deed of Trust.

          (f) Power of Sale. Under the power of sale hereby granted, the Beneficiary shall have the discretionary right to cause some or all of the Property, including any Property which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

               (i) Sales of Personal Property. For purposes of the power of sale granted herein, the Beneficiary may elect to treat as personal property any Property which is intangible or which can be severed from the Land or Improvements without causing structural damage. If it chooses to do so, the Beneficiary may dispose of any personal property separately from the sale of real property, in any manner permitted by Division 9 of the applicable UCC, including any public or private sale, or in any manner permitted by any other applicable law. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Secured Obligation for purposes of Section 2924c of the Civil Code of California.

               (ii)  Trustee's Sales of Real Property or Mixed Collateral.

                    (A) The Beneficiary may choose to dispose of some or all of the Property which consists solely of real property in any manner then permitted by applicable law. In its discretion, the Beneficiary may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both real and personal property, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Section 9501(4) of the UCC. Trustor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of the personal property. For purposes of the power of sale granted herein, either a sale of real property alone, or a sale of both real and personal property together in accordance with Section
9501(4) of the UCC (or the corresponding section of any applicable UCC), will sometimes be referred to as a "Trustee's
Sale."

                    (B) Before any Trustee's Sale, the Beneficiary or the Trustee shall give such notice of default and election to sell as may then be required by applicable law. When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, the Trustee shall sell the portion of the Property then being sold at a public auction to be held at the time and place specified in the notice of sale. Neither the Trustee nor the Beneficiary shall have any obligation to make demand on Trustor or the Trustor before any Trustee's Sale. From time to time in accordance with then applicable law, the Trustee may, and in any event at the Beneficiary's request shall, postpone any Trustee's Sale by public announcement at the time and place noticed for that sale.

                    (C) At any Trustee's Sale, the Trustee shall sell to the highest bidder at public auction for cash in lawful money of the United States. The Trustee shall execute and deliver to the purchaser(s) a deed or deeds conveying the property being sold without any covenant or warranty whatsoever, express or implied.
The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Trustee's Sale, shall be conclusive proof of their truthfulness.
Any such deed shall be conclusive against all Persons as to the facts recited in it.

          (g) Single or Multiple Trustee's Sales. If the Property consists of more than one lot, parcel, or item of property, the Beneficiary may:

               (i) Designate the order in which the lots, parcels or items shall be sold or disposed of or offered for sale or disposition; and

               (ii) Elect to dispose of the lots, parcels, or items through a single consolidated sale or disposition to be held or made under the power of sale granted in subsection 5.02(f), or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner the Beneficiary may deem to be in its best interests.

TRUSTOR WAIVES ALL RIGHTS TO DIRECT THE ORDER IN WHICH ANY OF THE PROPERTY SHALL BE SOLD IN THE EVENT OF ANY SALE UNDER THIS DEED OF TRUST, AND ALSO ANY RIGHT TO HAVE ANY OF THE PROPERTY MARSHALLED UPON ANY SALE. If the Beneficiary chooses to have more than one Trustee's Sale, the Beneficiary at its option may cause the Trustee's Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as the Beneficiary may deem to be in its best interests. No Trustee's Sale shall terminate or affect the liens of this Deed of Trust on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full and the Beneficiary no longer has any commitment to extend credit under the Credit Agreement or any other Loan Document.

     5.03 Credit Bids. At any Trustee's Sale, any Person, including Trustor, the Trustee or the Beneficiary, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law. Instead of paying cash for such property, the Beneficiary may settle for the purchase price by crediting the sales price of the property against the following obligations:

          (a) First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Trustor is obligated to pay or reimburse the Beneficiary or the Trustee (including Attorney Costs); and

          (b) Second, all other Secured Obligations in any order and proportions as the Beneficiary may choose.

     5.04 Application of Trustee's Sale Proceeds. The Beneficiary and the Trustee shall apply the proceeds of any Trustee's Sale in the following manner, except as otherwise required by law:

          (a) First, to pay the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Trustor is obligated to reimburse the Beneficiary or the Trustee (including Attorney Costs);

          (b) Second, to pay the portion of the Secured Obligations attributable to any sums expended or advanced by the Beneficiary or the Trustee under the terms of this Deed of Trust which then remain unpaid;

          (c) Third, to pay all other Secured Obligations in any order and proportions as the Beneficiary may choose; and

          (d) Fourth, to remit the remainder, if any, to the Person or Persons entitled to it.

     5.05 Application of Rents and Other Sums. The Beneficiary shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Trustee's Sale which the Beneficiary may receive or collect under Section 5.02, in the following manner, except as otherwise required by law:

          (a) First, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by the Trustee, the Beneficiary, or any receiver (including Attorney Costs);

          (b) Second, to pay all other Secured Obligations in any order and proportions as the Beneficiary may choose; and

          (c) Third, to remit the remainder, if any, to the Person or Persons entitled to it.

     5.06  Cumulative Remedies.

          The rights of Beneficiary arising under this Deed of Trust shall be separate, distinct and cumulative, and none of them shall be in exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision to the exclusion of any other provision, notwithstanding anything herein or otherwise to the contrary. Any specific enumeration of powers of Beneficiary, or of acts to be done or not to be done by Trustor, shall not be deemed to exclude or limit the general. All covenants hereof shall be construed as affording to Beneficiary rights additional to and not exclusive of the rights conferred under any applicable law.

                                 ARTICLE VI

                          MISCELLANEOUS PROVISIONS

     6.01  Amendments, Waivers.

          (a) No amendment or waiver of any provision of this Deed of Trust, and no consent with respect to any departure by Trustor therefrom, shall be effective unless the same shall be in writing and signed by the Beneficiary and then, in the case of a waiver, such waiver shall be effective only in the specific instance and for the specific purpose for which given. Any consent given hereunder by the Trustee or the Beneficiary to any act or omission of Trustor shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No failure to exercise and no delay in exercising, on the part of the Beneficiary or the Trustee, any right, remedy, power, or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

          (c) If any of the events described below occurs, that event shall not cure or waive any breach, Event of Default, or notice of default under this Deed of Trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed); or impair the security of this Deed of Trust; or prejudice the Beneficiary, the Trustee, or any receiver in the exercise of any right or remedy afforded any of them under this Deed of Trust; or be construed as an affirmation by the Beneficiary of any tenancy, lease, or option, or a subordination of the lien of this Deed of Trust:

               (i) the Beneficiary, its agent, or a receiver takes possession of all or any part of the Property;

               (ii) the Beneficiary collects and applies Rents, either with or without taking possession of all or any part of the Property;

               (iii) the Beneficiary receives and applies to any Secured Obligation proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property, or rights assigned to the Beneficiary under this Deed of Trust;

               (iv) the Beneficiary makes a site visit, observes the Property, or conducts tests thereon;

               (v) the Beneficiary receives any sums under this Deed of Trust or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations;

               (vi) the Beneficiary, the Trustee, or any receiver performs any act which it is empowered or authorized to perform under this Deed of Trust or invokes any right or remedy provided under this Deed of Trust.

          (d) Without limiting any of the foregoing, Trustor waives all of its rights under any other provision of law which might otherwise limit the Beneficiary or the Trustee from obtaining the full benefits and protections set forth in Civil Code Section 2929.5 and California Code of Civil Procedure ("CCP") Sections 564, 726.5 and 736. In particular, but without impairing the generality of the foregoing, Trustor:

               (i) acknowledges and agrees that the Beneficiary is entitled to rely upon the accuracy of the representations and warranties in the Loan Documents, including those assuring the Beneficiary about absence of any "release" of any Hazardous Materials in, on or about any of the Property;

               (ii) acknowledges and agrees that, if and when the Beneficiary elects to exercise any of its remedies after the occurrence of any Event of Default, a receiver appointed and functioning pursuant to CCP Section 564(b)(2) or (c) is appropriate and proper in all foreseeable circumstances;

               (iii) acknowledges and agrees that, if (contrary to the representations and warranties in the Loan Documents) any of the Property is "environmentally impaired" or an "affected parcel" for the purposes of CCP Section 726.5, then the Beneficiary shall qualify for the maximum rights and benefits available to a "secured lender" under CCP Section 726.5, including the right to waive the environmentally impaired or affected parcel of the Property (but with no obligation to do so); and

               (iv) acknowledges and agrees that the covenants, representations, warranties, indemnities and other provisions of the Loan Documents are each "environmental provisions" to the extent that they could in any way be read as relating to any of the matters within the scope of that definition in CCP Section 736(f)(2), whether or not those provisions also relate to other non-environmental matters.

     6.02  Powers of Beneficiary and Trustee.

          (a) The Trustee shall have no obligation to perform any act which it is empowered to perform under this Deed of Trust unless it is requested to do so in writing by the Beneficiary and is reasonably indemnified by Trustor against loss, cost, liability, and expense.

          (b) The Beneficiary may take any of the actions permitted under subsection 5.02(a) or subsection 5.02(b) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Deed of Trust.

          (c) From time to time, the Beneficiary or the Trustee may apply to any court of competent jurisdiction for aid and direction in executing the trust and enforcing the rights and remedies created under this Deed of Trust. The Beneficiary or the Trustee may from time to time obtain orders or decrees directing, confirming, or approving acts in executing this trust and enforcing these rights and remedies.

     6.03 Merger. No merger shall occur as a result of the Beneficiary's acquiring any other estate in or any other lien on the Property unless the Beneficiary consents to a merger in writing.

     6.04 Applicable Law. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE BENEFICIARY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     6.05 Successors in Interest. The terms, covenants, and conditions of this Deed of Trust shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, However, the provisions of this Section 6.05 do not waive the provisions of Section 4.14.

     6.06 Waiver of Marshaling. Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to direct the order in which any of the Property will be sold in the event of any sale under this Deed of Trust, including any rights provided by Civil Code Sections 2899 and 3433, as such Sections may be amended from time to time. Each successor and assign of Trustor, including any holder of a lien subordinate to this Deed of Trust, by acceptance of its interest or lien agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

     6.07 Severability. If any provision of this Deed of Trust should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and in no way affect the validity of this Deed of Trust except that if such provision relates to the payment of any monetary sum, then the Beneficiary may, at its option, declare all Secured Obligations immediately due and payable.

     6.08 Notices. Trustor hereby requests that a copy of notice of default and notice of sale be mailed to it at the address set forth below. Such address is also the mailing address of Trustor as debtor under the applicable UCC. The Beneficiary's address given below is the address for the Beneficiary as secured party under the applicable UCC.

          Addresses Where Notices
          to Trustor Are to Be Sent:

          The Pacific Lumber Company
          Mill and Main Street
          Scotia, CA 95565
          Attn: Gary L. Clark
                Vice President-Finance and Administration
          Tel: (707) 764-4213
          Fax: (707) 764-4269

          With a copy to:

          MAXXAM Inc.
          5847 San Felipe - Suite 2600
          Houston, Texas  77057

          Attention:  Treasury Department

          Telephone:  713/267-3642
          FAX:  713/267-3704


          Address Where
          Notices to the Beneficiary
          Are to Be Sent:
          Bank of America National Trust
          and Savings Association
          Credit Products #3838
          555 California Street, 41st Floor
          P.O. Box 37000
          San Francisco, CA 94137
          Attn: Michael J. Balok
          Tel: (415) 622-2018
          Fax: (415) 622-4585

     IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the date first above written.


                              TRUSTOR:

                              THE PACIFIC LUMBER COMPANY, a California corporation


                              By:
                              Title:

State of California                }
                                   }
County of ____________________     }

On ____________, before me, _____________________________________
personally appeared ____________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature__________________________________________              (Seal)